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                                                                    EXHIBIT 99.2

           [LETTERHEAD OF UNITED STATES PATENT AND TRADEMARK OFFICE]

                                                                    Paper No. 14

KENNETCH C HILL
HILL & HUNN LLP
201 MAIN STREET SUITE 1440
FORT WORTH TEXAS 76102
                                                               COPY MAILED

                                                               JUN 12 2000

                                                         SPECIAL PROGRAMS OFFICE
                                                             DAC FOR PATENTS
In re Patent No. 5,130,792            :
Issue Date: July 14, 1992             :
Application No. 07/475,137            :        ON PETITION
Filed: February 1, 1990               :
Inventor: Tindell et al.              :


This is a decision on the petition filed December 13, 1999 under 37 CFR 1.378(b) and (e), to accept the unavoidably delayed payment of a maintenance fee for the above-identified patent.

The petition is granted.

In light of the showing of record, it is concluded that the delay was unavoidable in that reasonable care was taken to ensure that the maintenance fee would be timely paid.

Accordingly, the first and second maintenance fees are hereby accepted and the patent is reinstated.

This file is being forwarded to Files Repository.

Telephone inquiries concerning this matter may be directed to the undersigned at
(703) 305-1820.

/s/ Brian Hearn

Brian Hearn
Petitions Examiner
Office of Petitions
Office of the Deputy Commissioner
 for Patent Examination Policy